UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2010

Clenergen Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-130286	20-2781289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5379 Lyons Road, Suite 301
Coconut Creek, Florida	33073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-509-9830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment - Use of Terminology

Throughout this Current Report on Form 8-K, the terms the “Company,” “we,” “us” and “our” refers to the registrant, Clenergen Corporation, and its wholly-owned subsidiaries, including Clenergen India Private Limited (“Clenergen India”), on a consolidated basis.

Item 8.01	Other Events.

Our common stock has been accepted for stock quotation listing on the First Quotation Board, Open Market of the Frankfurt Stock Exchange.  In addition, equinet Bank AG, a German bank, has agreed to act as designated sponsor of Clenergen Corporation's common stock on the electronic trading system Xetra, commencing October 29, 2010.

We disseminated a press release concerning the listing on the First Quotation Board, Open Market of the Frankfurt Stock Exchange and equinet Bank AG’s agreement to act as designated sponsor.  Such press release, which was disseminated on October 27, 2010, has been made Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit
Number	Exhibit Description
99.1	Press Release of Clenergen Corporation, dated and disseminated on October 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2010	Clenergen Corporation

	By:	/s/ Tim J.E. Bowen
Tim J.E. Bowen
Chief Executive Officer